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CUSIP No. 20364V-10-9               SCHEDULE 13D               Page 12 of 12
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                                    EXHIBIT 4
                              LETTER TO ISSUER FROM
                 STILWELL ASSOCIATES, L.P. DATED MARCH 27, 2001



                            STILWELL ASSOCIATES, L.P.
                             26 Broadway, 23rd Floor
                            New York, New York 10004
                                 (212) 269-5800



                                                                March 27, 2001


By Federal Express and Facsimile
--------------------------------
Mr. Wayne H. Benson
President and Chief Executive Officer
Community Financial Corp.
240 E. Chestnut Street
Olney, Illinois 62450-2295


Dear Mr. Benson:

         I am writing to confirm our conversation this morning. You have agreed to meet my nominee to the Board, Spencer L. Schneider, one day next week in Olney. I trust that you will find him to be an outstanding addition to your Board and that he will be seated before the next Board meeting. I will try to accompany Mr. Schneider if my schedule permits. Please call me today with possible dates for the meeting. Thank you.


                                 Very truly yours,




                                 /s/
                                 ----------------------------
                                 Joseph Stilwell